UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

BrewBilt Manufacturing Inc.
(Exact name of registrant as specified in its charter)

www.brewbilt.com

Florida	000-55787	47-0990750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Spring Hill Road #10 Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-5023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2020, the Company filed Articles of Amendment to change increase the number of authorized common shares to twenty billion (20,000,000). A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Jef Lewis, the Chairman and CEO, and majority share holder of the Company authorized and approved the amendment to its Articles of Incorporation on December 8, 2020 to increase the number of authorized shares from 10,000,000,000 to 20,000,000,000 with the Secretary of State for Florida.

The purpose for the increase in the number of authorized shares is pursuant with the note-holder requirements for the required reserves specified under each of the notes on the company’s derivative table. Fluctuation in stock price enforces issuer compliance for note-holders to restructure share reserves.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation dated December 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vet Online Supply, Inc.

Date: December 11, 2020	By:	/s/ Jef Lewis
Jef Lewis
Chief Executive Officer (Principal Executive Officer)